NewAmsterdam Pharma Reports Full Year 2024 Financial Results and Provides Corporate Update

-- EMA submission expected in 2H25 by partner Menarini --

-- Additional data from BROADWAY, BROOKLYN, and TANDEM to be presented throughout 2025 --

-- Phase 3 PREVAIL CVOT remains on track --

-- $834.2 million in cash, cash equivalents and marketable securities at December 31, 2024 --

Naarden, the Netherlands and Miami, USA; February 26, 2025 – NewAmsterdam Pharma Company N.V. (Nasdaq: NAMS or “NewAmsterdam” or the “Company”), a late-stage, clinical biopharmaceutical company developing oral, non-statin medicines for patients at risk of cardiovascular disease (“CVD”) with elevated low-density lipoprotein cholesterol (“LDL-C”), for whom existing therapies are not sufficiently effective or well-tolerated, today announced financial results for the full year ended December 31, 2024 and provided a corporate update.

"2024 was a transformative year for NewAmsterdam, marked by compelling data from three pivotal Phase 3 trials – BROOKLYN, TANDEM, and BROADWAY – where we observed durable LDL-C lowering by obicetrapib for CVD patients. In 2025, we look forward to sharing additional data and insights from these trials, including the impact of obicetrapib on the exploratory endpoint of major adverse cardiac events (“MACE”), at leading medical meetings and journal publications, as well as advancing regulatory interactions, including an anticipated EMA submission in the second half by our partner Menarini,” said Michael Davidson, M.D., Chief Executive Officer of NewAmsterdam.

“Additionally, we are increasing focus and efforts around launch readiness with plans to scale up and build inventory and commercial capabilities sufficient to support the launch of obicetrapib in both the U.S. and Europe, if approved. Following our successful $479 million upsized financing in December, we have the necessary capital to fund operations beyond the PREVAIL cardiovascular outcomes trial (“CVOT”) readout and commercial launch of obicetrapib in the U.S., pending regulatory approval. We are excited to build on the strong momentum from the past year, as we work diligently to deliver a potentially transformative therapy to millions of CVD patients globally,” continued Dr. Davidson.

Clinical Development Updates

NewAmsterdam is developing obicetrapib, an oral, low-dose and once-daily, highly-selective cholesteryl ester transfer protein (“CETP”) inhibitor, as a monotherapy and in fixed-dose combination with ezetimibe, as the preferred LDL-C lowering therapy to be used in patients at risk of CVD for whom existing therapies are not sufficiently effective or well-tolerated.

Throughout 2024, NewAmsterdam announced positive topline results for three Phase 3 clinical studies, each with safety comparable to placebo:

•
BROADWAY evaluated obicetrapib in 2,530 adult patients with established atherosclerotic cardiovascular disease (“ASCVD”) and/or heterozygous familial hypercholesterolemia (“HeFH”), whose LDL-C is not adequately controlled despite being on maximally tolerated lipid-lowering therapy. In December, NewAmsterdam reported positive topline data from the BROADWAY study. The primary endpoint was the least-squares (“LS”) mean of the percent change in LDL-C from baseline to day 84 for obicetrapib 10 mg compared to placebo. The primary endpoint was achieved with statistical significance with an LS mean LDL-C reduction of 33% (p<0.0001) compared to placebo at day 84. Mean and median reductions in LDL-C from placebo at day 84 were 33% and 36%, respectively. As part of the safety analysis, the trial adjudicated MACE, as an exploratory analysis, a 21% reduction in the composite of CHD death, non-fatal myocardial infarction, non-fatal stroke and coronary revascularization favoring obicetrapib was observed, after one year. NewAmsterdam expects to report additional data at an upcoming medical conference and to publish the data in a major medical journal.
•
TANDEM evaluated obicetrapib as part of a fixed-dose combination tablet with ezetimibe, a non-statin oral LDL-lowering therapy, in 407 patients with established ASCVD or multiple risk factors for ASCVD and/or HeFH, whose LDL-C is not adequately controlled despite being on maximally tolerated lipid-lowering therapy. In November, NewAmsterdam reported that the TANDEM trial met all co-primary endpoints, including the obicetrapib-ezetimibe fixed dose combination achieving an LS mean LDL-C reduction of 49% (p < 0.0001)

compared to placebo at day 84. Mean and median reductions in LDL-C versus placebo at day 84 were 52% and 54%, respectively. NewAmsterdam expects to report additional data at an upcoming medical conference and to publish the data in a major medical journal.
•
BROOKLYN evaluated obicetrapib in 354 patients with HeFH, whose LDL-C is not adequately controlled despite being on maximally tolerated lipid-lowering therapy. In July, NewAmsterdam reported that the BROOKLYN trial met its primary endpoint, achieving an LS mean LDL-C reduction of 36% (p < 0.0001) compared to placebo at day 84, with additional data presented at the American Heart Association Scientific Sessions 2024 in November. Mean and median reductions in LDL-C versus placebo at day 84 were 36% and 39%, respectively.

In addition, NewAmsterdam announced that the United States Patent and Trademark Office (“USPTO”) issued a new patent covering the solid form of obicetrapib. The issuance of this composition of matter patent provides intellectual property protection for obicetrapib until July 2043 in the United States. The USPTO has now issued or allowed a total of ten patents covering obicetrapib and its uses.

Ongoing Trials:

Following the successful completion of the Phase 3 BROADWAY, TANDEM, and BROOKLYN trials NewAmsterdam plans to announce additional data over the course of 2025. NewAmsterdam also plans to publish data on a significant number of topics that support the overall benefit and differentiation of obicetrapib and the fixed-dose combination of obicetrapib plus ezetimibe.

The following trials are currently ongoing:

•
PREVAIL Phase 3 trial. PREVAIL is a CVOT evaluating obicetrapib in patients with a history of ASCVD, whose LDL-C is not adequately controlled despite being on maximally tolerated lipid-lowering therapy. NewAmsterdam completed enrollment of over 9,500 patients in April 2024.
•
VINCENT Phase 2 trial. The trial will evaluate the effects of obicetrapib alone and in combination with evolocumab on lipoprotein (a) (“Lp(a)”) in patients with mild dyslipidemia. The single arm study will treat patients with obicetrapib 10 mg daily for 8 weeks followed by obicetrapib 10 mg daily plus evolocumab 140 mg/dL every other week for 8 weeks. There will be two cohorts in the study. The first cohort will include 39 participants with Lp(a) levels greater than 125 nmol/L, and the second cohort will include 30 participants with Lp(a) levels greater than 50 nmol/L but less than 125 nmol/L.
•
REMBRANDT Phase 3 trial. The trial will utilize coronary computed tomography angiography imaging to evaluate the effect of obicetrapib plus ezetimibe FDC on coronary plaque. The placebo-controlled, double-blind, randomized, Phase 3 study is being conducted in adult participants with high-risk ASCVD with evidence of coronary plaque who are not adequately controlled by their maximally tolerated lipid-modifying therapy, to assess the impact of the obicetrapib 10 mg + ezetimibe 10 mg FDC daily on coronary plaque and inflammation characteristics. The study is expected to enroll 300 patients.

Full Year 2024 Financial Results

•
Cash Position: As of December 31, 2024, NewAmsterdam recorded cash and cash equivalents of $771.7 million and $62.5 million of marketable securities, compared to $340.5 million as of December 31, 2023. The increase in cash is primarily driven by the proceeds of the follow-on public equity offerings completed during the year, the achievement of a clinical development milestone, warrant exercises and option exercises, partially offset by cash outflows related to research and development costs as the Company continues development of obicetrapib and increased spending on selling, general and administrative expenses to support the Company’s growing organization.
•
Revenue: NewAmsterdam recognized $45.6 million in revenue for the year ended December 31, 2024, compared to $14.1 million in the year ended December 31, 2023. This increase is primarily due to an increase in the revenue recognized related to the achievement of a clinical success milestone and the recognition of revenue related to a general development cost reimbursement.
•
Research and Development (“R&D”) Expenses: R&D expenses were of $151.4 million for year ended December 31, 2024, compared to $159.4 million in the year ended December 31, 2023. This decrease is primarily due to a decrease in manufacturing and clinical costs due to clinical trials which are complete or nearing completion, partially offset by an increase in personnel and regulatory expenses.
•
Selling, General and Administrative (“SG&A”) Expenses: SG&A expenses were $70.4 million for the year ended December 31, 2024, compared to $37.6 million in the year ended December 31, 2023. This increase is primarily due to increased personnel and marketing and communication costs as we begin to expand and build capabilities to support our planned commercial launch of obicetrapib, if approved.
•
Net loss: Net loss for the year ended December 31, 2024 was $241.6 million, compared to net loss of $176.9 million in the year ended December 31, 2023. The individual components of the change are described above in addition to non-cash losses related to changes in the fair value of our derivative liabilities.

About Obicetrapib

Obicetrapib is a novel, oral, low-dose CETP inhibitor that NewAmsterdam is developing to overcome the limitations of current LDL-lowering treatments. In each of the Company’s Phase 2 trials, ROSE2, TULIP, ROSE, and OCEAN, as well as the Company’s Phase 3 BROOKLYN, BROADWAY and TANDEM trials, evaluating obicetrapib as monotherapy or combination therapy, the Company observed statistically significant LDL-lowering combined with a side effect profile similar to that of placebo. The Company commenced the Phase 3 PREVAIL cardiovascular outcomes trial in March 2022, which is designed to assess the potential of obicetrapib to reduce occurrences of MACE. The Company completed enrollment of PREVAIL in April 2024 and randomized over 9,500 patients. Commercialization rights of obicetrapib in Europe, either as a monotherapy or as part of a fixed-dose combination with ezetimibe, have been exclusively granted to the Menarini Group, an Italy-based, leading international pharmaceutical and diagnostics company.

About Cardiovascular Disease

Cardiovascular disease remains the leading cause of death globally, despite the availability of lipid-lowering therapies (LLTs). By 2050 more than 184 million U.S. adults are expected to be affected by CVD and hypertension, including 27 million with coronary heart disease and 19 million with stroke. In the United States from 2019 through 2022, CVD age-adjusted mortality rates increased by 9%, reversing the trend observed since 2010 and undoing nearly a decade of progress. Despite the availability of high-intensity statins and non-statin LLTs, LDL-C target level attainment remains low, contributing to residual cardiovascular risk, and underscoring a significant clinical need for improved therapeutic regimens. Even with 269 million LLT prescriptions written over the last 12 months, 30 million under-treated US adults are not at their risk-based LDL-C goal, of which 13 million have ASCVD. Less than 1 in 4 patients with ASCVD achieve an LDL-C goal of less than 70 mg/dL and only 10% of very high risk ASCVD patients achieve the goal below 55 mg/dL. In addition to the 30 million under-treated U.S. adults, there are 10 million patients diagnosed with elevated LDL-C who are not taking any LLTs including statins. Beyond LDL-C, additional factors are at play, such as lifestyle choices, tobacco use, and obesity, as well as inflammation, thrombosis, triglyceride levels, elevated Lp(a) levels, and type 2 diabetes.

About NewAmsterdam

NewAmsterdam Pharma (Nasdaq: NAMS) is a late-stage, clinical biopharmaceutical company whose mission is to improve patient care in populations with metabolic diseases where currently approved therapies have not been adequate or well tolerated. We seek to fill a significant unmet need for a safe, well-tolerated and convenient LDL-lowering therapy. In multiple Phase 3 trials, NewAmsterdam is investigating obicetrapib, an oral, low-dose and once-daily CETP inhibitor, alone or as a fixed-dose combination with ezetimibe, as LDL-C lowering therapies to be used as an adjunct to statin therapy for patients at risk of CVD with elevated LDL-C, for whom existing therapies are not sufficiently effective or well tolerated.

Forward-Looking Statements

Certain statements included in this document that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the Company’s business and strategic plans, the Company’s commercial opportunity, the therapeutic and curative potential of the Company’s product candidate, the Company’s clinical trials and the timing for enrolling patients, the timing and forums for announcing data, the achievement and timing of regulatory approvals, and plans for commercialization. These statements are based on various assumptions, whether or not identified in this document, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks related to the approval of the Company’s product candidate and the timing of expected regulatory and business milestones, including potential commercialization; whether topline, initial or preliminary results from a particular clinical trial will be predictive of the final results of that trial and whether results of early clinical trials will be indicative of the results of later clinical trials, or whether projections regarding clinical outcomes will reflect actual results in future clinical trials or clinical use of our product candidate, if approved; ability to negotiate definitive contractual arrangements with potential customers; the impact of competitive product candidates; ability to obtain sufficient supply of materials; global economic and political conditions, including the Russia-Ukraine and Israel-Hamas conflicts; the effects of competition on the Company’s future business; and those factors described in the Company’s public filings with the Securities and Exchange Commission. Additional risks related to the Company’s business include, but are not limited to: uncertainty regarding outcomes of the Company’s ongoing clinical trials, particularly as they relate to regulatory review and potential approval for its product candidate; risks associated with the Company’s efforts to commercialize a product candidate; the Company’s ability to negotiate and enter into definitive agreements on favorable terms, if at all; the impact of competing product candidates on the Company’s business; intellectual property related claims; the Company’s ability to attract and retain qualified personnel; and ability to continue to source the raw materials for the Company’s product candidate. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans, or forecasts of future events and views as of the date of this document and are qualified in their entirety by reference to the cautionary statements herein. The Company anticipates that subsequent events and developments may cause the Company’s assessments to change. These forward-looking statements should not be relied upon as representing the Company’s assessment as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither the Company nor any of its affiliates undertakes any obligation to update these forward-looking statements, except as may be required by law.

Company Contact

Matthew Philippe

P: 1-917-882-7512

matthew.philippe@newamsterdampharma.com

Media Contact

Spectrum Science on behalf of NewAmsterdam

Jaryd Leady

P: 1-856-803-7855

jleady@spectrumscience.com

Investor Contact

Precision AQ on behalf of NewAmsterdam

Austin Murtagh

P: 1-212-698-8696

austin.murtagh@precisionaq.com

NewAmsterdam Pharma Company N.V.

Consolidated Balance Sheet

	As at December 31,
	2024	2023
(In thousands of USD)
Assets
Current assets:
Cash and cash equivalents	771,743	340,450
Prepayments and other receivables	24,272	6,341
Employee receivables	4,951	—
Marketable securities	62,447	—
Total current assets	863,413	346,791
Property, plant and equipment, net	242	46
Operating right of use asset	431	55
Intangible assets	534	170
Long term prepaid expenses	—	35
Total assets	864,620	347,097
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	4,744	16,923
Accrued expenses and other current liabilities	13,608	11,398
Deferred revenue, current	6,008	8,942
Lease liability, current	246	60
Derivative earnout liability, current	44,798	—
Derivative warrant liabilities	37,514	12,574
Total current liabilities	106,918	49,897
Deferred revenue, net of current portion	—	1,019
Lease liability, net of current portion	202	—
Derivative earnout liability, net of current portion	—	7,788
Total liabilities	107,120	58,704
Commitments and contingencies (Note 13)
Shareholders' Equity:
Ordinary shares, €0.12 par value; 400,000,000 shares authorized; 108,064,340 and 82,469,768 shares issued and outstanding at December 31, 2024 and 2023, respectively	13,444	10,173
Additional paid-in capital	1,298,160	590,771
Accumulated loss	(558,571)	(316,973)
Accumulated other comprehensive income	4,467	4,422
Total shareholders' equity	757,500	288,393
Total liabilities and shareholders' equity	864,620	347,097

NewAmsterdam Pharma Company N.V.

Consolidated Statements of Operations and Comprehensive Income (Loss)

	For the year ended December 31,
	2024	2023	2022
(In thousands of USD, except per share amounts)
Revenue	45,563	14,090	102,694
Operating expenses:
Research and development expenses	151,406	159,424	86,744
Selling, general and administrative expenses	70,446	37,633	19,507
Total operating expenses	221,852	197,057	106,251
Operating loss	(176,289)	(182,967)	(3,557)
Other income (expense):
Interest income	16,881	11,283	—
Interest expense	—	—	(287)
Fair value change – earnout	(37,010)	(266)	(707)
Fair value change – warrants	(38,583)	(10,018)	(334)
Fair value change – profit rights	—	—	(12,390)
Fair value change – tranche rights	—	—	4,388
Foreign exchange gains/(losses)	(6,598)	5,058	(9,747)
Loss before tax	(241,599)	(176,910)	(22,634)
Income tax expense (benefit)	(1)	27	—
Loss for the year	(241,598)	(176,937)	(22,634)
Other comprehensive income/(loss)
Foreign currency translation adjustments	—	—	11,126
Unrealized gain on available-for-sale securities	45	—	—
Income tax effects of other comprehensive income/(loss)	—	—	—
Total comprehensive loss for the year, net of tax	(241,553)	(176,937)	(11,508)

NewAmsterdam Pharma Company N.V.

Consolidated Statements of Mezzanine Equity and Shareholders' Equity (Deficit)

	Mezzanine Equity		Shareholders' Equity
(In thousands of USD, except share amounts)	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Loss	Accumulated other comprehensive income (loss)	Total Shareholders' Equity
Opening balance at January 1, 2022	6,039,728	84,541	5,285,714	58	3,417	(110,587)	(6,704)	(113,816)
Equity contribution (Series A - Tranche II)	5,691,430	90,468	—	—	—	—	—	—
Repayment of loan (CEO Restricted Share Award)	—	—	—	—	747	—	—	747
Elimination of old shares (NewAmsterdam Pharma shareholders)	(11,731,158)	(175,009)	(5,285,714)	(58)	(4,164)	—	—	(4,222)
Equity contribution (NewAmsterdam Pharma shareholders)	—	—	36,258,312	4,470	174,761	—	—	179,231
Equity contribution (FLAC shareholders)	—	—	13,185,138	1,625	66,252	—	—	67,877
Equity contribution (PIPE Financing)	—	—	23,460,000	2,892	231,708	—	—	234,600
Equity contribution (Amgen & MTPC shareholders)	—	—	8,656,330	1,068	84,371	—	—	85,439
Transaction costs on issue of shares	—	—	—	—	(5,794)	—	—	(5,794)
Earnout obligation upon Closing (NewAmsterdam Pharma shareholders)	—	—	—	—	—	(6,815)	—	(6,815)
Share-based compensation	—	—	—	—	4,327	—	—	4,327
Total profit or loss and comprehensive loss for the year	—	—	—	—	—	(22,634)	11,126	(11,508)
As at December 31, 2022	—	—	81,559,780	10,055	555,625	(140,036)	4,422	430,066
Exercise of warrants	—	—	749,741	97	10,116	—	—	10,213
Exercise of stock options	—	—	160,247	21	269	—	—	290
Share-based compensation	—	—	—	—	24,761	—	—	24,761
Total profit or loss and comprehensive loss for the year	—	—	—	—	—	(176,937)	—	(176,937)
As at December 31, 2023	—	—	82,469,768	10,173	590,771	(316,973)	4,422	288,393
February 2024 Issuance of Ordinary Shares and Pre-Funded Warrants, net of issuance costs	—	—	5,871,909	759	189,206	—	—	189,965
December 2024 Issuance of Ordinary Shares and Pre-Funded Warrants, net of issuance costs			14,667,347	1,851	451,564	—	—	453,415
Exercise of Pre-Funded Warrants	—	—	2,105,248	279	(279)	—	—	-
Exercise of warrants	—	—	1,288,790	168	27,673	—	—	27,841
Exercise of stock options	—	—	1,661,278	214	5,496	—	—	5,710
Share-based compensation	—	—	—	—	33,729	—	—	33,729
Total loss and comprehensive loss for the period	—	—	—	—	—	(241,598)	45	(241,553)
As at December 31, 2024	—	—	108,064,340	13,444	1,298,160	(558,571)	4,467	757,500

NewAmsterdam Pharma Company N.V.

Consolidated Statements of Cash Flows

	For the year ended December 31,
	2024	2023	2022
(In thousands of USD)
Operating activities:
Loss for the year	(241,598)	(176,937)	(22,634)
Non-cash adjustments to reconcile loss before tax to net cash flows:
Depreciation and amortization	113	49	9
Non-cash rent expense	12	6	10
Fair value change - tranche rights	—	—	(4,388)
Fair value change - IPR&D	—	—	12,390
Fair value change - derivative earnout and warrants	75,593	10,284	1,041
Foreign exchange (gains)/losses	6,598	(5,058)	9,747
Amortization of premium/discount on available-for-sale debt securities	(227)	—	—
Share-based compensation	33,619	24,572	4,117
Changes in working capital:
Changes in prepayments (current and non-current) and other receivables	(17,459)	4,031	(4,185)
Changes in accounts payable	(12,948)	5,070	4,809
Changes in accrued expenses and other current liabilities	1,686	5,470	(8,679)
Changes in deferred revenue	(3,953)	(8,705)	18,428
Net cash (used in)/provided by operating activities	(158,564)	(141,218)	10,665
Investing activities:
Purchase of property, plant and equipment, including internal use software	(672)	(24)	(221)
Purchase of available-for-sale debt securities	(62,176)	—	—
Net cash used in investing activities	(62,848)	(24)	(221)
Financing activities:
Proceeds from issuing equity securities (Series A)	—	—	90,469
Proceeds from issuing equity securities (FLAC shareholders)	—	—	71,883
Proceeds from issuing equity securities (PIPE Financing)	—	—	234,600
Transaction costs on issue of equity securities	—	—	(5,794)
Proceeds from payment of shareholder loan	—	—	747
Proceeds from February 2024 offering of Ordinary Shares and Pre-Funded Warrants	190,481	—	—
Transaction costs on February 2024 issue of Ordinary Shares and Pre-Funded Warrants	(515)	—	—
Proceeds from December 2024 offering of Ordinary Shares and Pre-Funded Warrants	455,026	—	—
Transaction costs on December 2024 issue of Ordinary Shares and Pre-Funded Warrants	(25)	—	—
Proceeds from exercise of warrants	13,761	8,622	—
Proceeds from exercise of options	1,768	290	—
Payment of withholding taxes related to net share settlement of exercised options	(989)	—	—
Net cash provided by financing activities	659,507	8,912	391,905
Net change in cash and cash equivalents	438,095	(132,330)	402,349
Foreign exchange differences	(6,802)	5,052	5,248
Cash and cash equivalents at the beginning of the year	340,450	467,728	60,131
Cash and cash equivalents at the end of the year	771,743	340,450	467,728
Noncash financing and investing activities
Derivative earnout obligation recognized related to the Business Combination (as defined in Note 3)	—	—	6,815
Liabilities assumed in the Business Combination (as defined in Note 3)	—	—	(4,006)
Contribution of interest in NewAmsterdam Pharma Holding B.V. by Participating Shareholders (as defined in Note 3)	—	—	(179,231)
Issuance of Ordinary Shares to Participating Shareholders (as defined in Note 3)	—	—	179,231
Recognition of ROU asset	562	—	—
Supplemental cash flow disclosures
Cash paid for interest	—	—	277
Cash paid for income taxes	1	27	—